                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX:  [M]    AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                       SEX:  [F]    AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                         SEX:  [M]    AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                   ISSUE DATE:  [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: [Class AA, B, C, L, VA, or XC]

PURCHASE PAYMENT: [$100,000.00]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE: 65

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE:  80]

PURCHASE PAYMENTS:              [We reserve the right to reject any Purchase
                                Payment.]

  MINIMUM SUBSEQUENT
  PURCHASE PAYMENT:             [$500.00] [for both Non-Qualified and Qualified,
                                unless you have elected an automatic sweep program.] [However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period.
                                We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.]

  MAXIMUM TOTAL
  PURCHASE PAYMENTS:            [$1,000,000.00], without our prior approval.

  [PURCHASE PAYMENT CREDITS:    [5%] of each purchase payment for cumulative
                                purchase payments of less than $1,000,000. [6%] of each purchase payment received when cumulative purchase payments are $1,000,000 or more.]

MINIMUM ACCOUNT VALUE:          [$2,000.00]

BENEFICIARY:                    [As designated by you as of the Issue Date
                                unless changed in accordance with the Contract provisions.]

PRODUCT CHARGES:
  [SEPARATE ACCOUNT:            We assess certain daily charges equal on an
                                annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                                Mortality and Expense Charge: [1.25%]

                                Administration Charge: [0.25%]

                                [Death Benefit Rider Charge: [0.30%]]

                                [Additional Death Benefit Rider Charge: 0.25%]]

9028-4 (11/05)

ACCOUNT FEE:                    The Account Fee is [$30.00] each Contract Year.
                                During the Accumulation Period, on the Contract
                                Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total Account Value in the Separate
                                Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity
                                Calculation Date is at least [$50,000], then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity
                                Period the Account Fee will be deducted
                                regardless of the size of your Contract and it will be deducted pro-rata from each Annuity
                                Payment.

[GMAB RIDER SPECIFICATIONS
__________________________

  GMAB RIDER EFFECTIVE DATE:    [February 15, 2005]


        RIDER MATURITY DATE:    [MetLife Defensive Strategy Portfolio: Contract
                                anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent
                                Optional Reset Date
                                MetLife Moderate Strategy Portfolio: Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent
                                Optional Reset Date
                                MetLife Balanced Strategy Portfolio: Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent
                                Optional Reset Date
                                MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent
                                Optional Reset Date ]

          ADJUSTMENT FACTOR:    [100%]

    GMAB ELIGIBILITY PERIOD:    [120 days]

         ANNUAL GROWTH RATE:    [MetLife Defensive Strategy Portfolio: 2%
                                MetLife Moderate Strategy Portfolio: 1.5%
                                MetLife Balanced Strategy Portfolio: 1%
                                MetLife Growth Strategy Portfolio: 0%]

          MAXIMUM GUARANTEED
        ACCUMULATION AMOUNT:    [$5,000,000]

              GMAB FEE RATE:    [   %]

           GMAB SUBACCOUNTS:    [MetLife Defensive Strategy Portfolio, MetLife
                                Moderate Strategy Portfolio, MetLife Balanced
                                Strategy Portfolio, MetLife Growth Strategy
                                Portfolio]

   GMAB FIRST OPTIONAL RESET
                       DATE:    [February 15, 2006]

         GMAB OPTIONAL RESET
             WAITING PERIOD:    [One Year]

      MAXIMUM OPTIONAL RESET    [Owner or oldest Joint Owner's (or annuitant if
                        AGE:    owner is a non-natural person) 85th birthday]

      MAXIMUM OPTIONAL RESET
                     CHARGE:    [   %]

           GMAB CANCELLATION
              WINDOW PERIOD:    [90-day window after the 5th anniversary of GMAB
                                election]]

9028-4 (11/05)

[GMIB RIDER SPECIFICATIONS:     GMIB-Plus
                                _________

  GMIB RIDER EFFECTIVE DATE:    [February 15, 2005]

          GMIB RIDER CHARGE:    [0.75%]

     GMIB PAYMENT ADJUSTMENT
                     FACTOR:    [100%]

           GMIB INCOME DATE:    [February 15, 2015]

                  GMIB RIDER
           TERMINATION DATE:    [Contract Anniversary on or following the
                                Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) 85th birthday]

          LAST STEP-UP DATE:    [Owner's (or oldest Joint Owner's or Annuitant's
                                if owner is a non-natural person) 81st birthday]

             ANNUAL INCREASE
          ACCUMULATION RATE:    [5%]

            ANNUITY OPTIONS:    (a) [Life Annuity with 10 Years of Annuity
                                    Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                                (b) Joint and Last Survivor Annuity with 10
                                    Years of Annuity Payments Guaranteed.]
           DOLLAR-FOR-DOLLAR
      WITHDRAWAL PERCENTAGE:    [5.00%]

BASIS OF GMIB ANNUITY TABLE:    [The GMIB Annuity Tables are based on the
                                Annuity 2000 Mortality Table with 7-year age setback with interest at 2.50%.]]

 GUARANTEED PRINCIPAL OPTION
        FIRST EXERCISE DATE:    [February 15, 2015]

   GMIB FIRST OPTIONAL RESET
                       DATE:    [February 15, 2008]

 GMIB OPTIONAL RESET WAITING
                     PERIOD:    [3 years]

 MAXIMUM OPTIONAL RESET AGE:    [75]

  OPTIONAL RESET GMIB INCOME
                       DATE: [10th Contract Anniversary following the date the most recent GMIB Optional took effect]

MAXIMUM OPTIONAL RESET
CHARGE:                         [1.50%]

ALLOCATIONS AND TRANSFERS
LIMITED TO THE FOLLOWING GMIB   [Metlife Defensive Strategy Portfolio, Metlife
SUBACCOUNTS:                    Moderate Strategy Portfolio, Metlife Balanced
                                Strategy Portfolio, Metlife Growth Strategy
                                Portfolio]]

 [GMIB RIDER SPECIFICATIONS:

  GMIB RIDER EFFECTIVE DATE:    [February 15, 2005]

          GMIB RIDER CHARGE:    [0.50%]

9028-4 (11/05)

     GMIB PAYMENT ADJUSTMENT
                      FACTOR    [100%]

           GMIB INCOME DATE:    [February 15, 2015]

                  GMIB RIDER
           TERMINATION DATE:    [Contract Anniversary on or following the
                                Owner's (or oldest Joint Owner's) 85th birthday]

          LAST STEP-UP DATE:    [Owner's (or oldest Joint Owner's) 81st
                                birthday]

             ANNUAL INCREASE
          ACCUMULATION RATE:    [5%]

            ANNUITY OPTIONS:    (a) [Life Annuity with 10 Years of Annuity
                                    Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                                (b) Joint and Last Survivor Annuity with 10
                                    Years of Annuity Payments Guaranteed.]

           DOLLAR-FOR-DOLLAR
      WITHDRAWAL PERCENTAGE:    [5.00%]

BASIS OF GMIB ANNUITY TABLE:    [The GMIB Annuity Tables are based on the
                                Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]]

[GUARANTEED WITHDRAWAL BENEFIT RIDER (GWB) SPECIFICATIONS:

GWB EFFECTIVE DATE:             [February 15, 2005]

INITIAL BENEFIT BASE:           [$100,000.00]

GWB FEE RATE:                   [0.50%]

GWB BONUS AMOUNT:               [5% for all purchase payments, 0.00% for resets]

GWB WITHDRAWAL RATE:            [7.00%]

GWB MAXIMUM BENEFIT BASE:       [$1,000,000.00]

GWB AUTOMATIC RESET DATE:       [February 15, 2010]

GWB FIRST OPTIONAL RESET DATE:  [February 15, 2015]

GWB OPTIONAL RESET WAITING      [5 years]
PERIOD:

MAXIMUM RESET AGE:              [85 years]

MAXIMUM OPTIONAL RESET FEE      [0.95%]
RATE:

GWB OPTIONAL RESET WINDOW       [30-day period ending on the day prior to the
PERIOD:                         eligible Contract Anniversary]

GWB CANCELLATION WINDOW         [30-day period on the 7th Contract Anniversary]
PERIOD:

SUBACOUNTS NOT AVAILABLE WITH   [PIMCO Total Return Division, Scudder Global
GWB RIDER                       Equity Division, Janus Aggressive Growth
                                Division]]

9028-4 (11/05)

SEPARATE ACCOUNT:        [MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

TRANSFER REQUIREMENTS:
[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is [$500], or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

WITHDRAWALS:
WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.      The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

                Withdrawal Charges are determined in accordance with the following schedule:

9028-4 (11/05)

                               WITHDRAWAL CHARGES

      NUMBER OF COMPLETE YEARS
      FROM RECEIPT OF PURCHASE PAYMENT                  % CHARGE
      ________________________________                  ________
                    [0                                       8
                     1                                       8
                     2                                       8
                     3                                       7
                     4                                       6
                     5                                       5
                     6                                       4
                     7                                       3
                     8                                       2
              9 and thereafter                               0]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]

MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount]]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

ANNUITY REQUIREMENTS:

1. [The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]]

[FIXED ACCOUNT:

INITIAL GUARANTEE PERIOD: [Through the end of the current calendar year]

RENEWAL GUARANTEE PERIOD: [A calendar year]

INITIAL CURRENT INTEREST RATE: [4.60%] [Allocations to the Fixed Account not
                               currently available]

MINIMUM GUARANTEED INTEREST RATE: [2.15%] annually

INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [8.00%]
INITIAL EDCA PERIOD: 3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [9.00%]]

ANNUITY SERVICE OFFICE:
MetLife Investors Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Principal Protection)
Death Benefit Rider (Annual Step-up)

9028-4 (11/05)

Death Benefit Rider (Compounded Plus)
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Additional Death Benefit Rider - Earnings Preservation Benefit
Purchase Payment Credit Rider
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement]
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

9028-4 (11/05)